UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                AMENDMENT No. 6
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Hidden Ladder, Inc.
                              -------------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                                    -------
         (State or other jurisdiction of incorporation or organization)

                                      5020
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   27-1933597
                                   ----------
                    (I.R.S. Employer Identification Number)

                                 David Johnson
                      2803 Isle Street, Rocklin, CA 95765
                                  530-409-0453
                      -----------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock. There is no minimum amount of shares that must be sold in the offering, the net proceeds from this offering may be $(5,000) to $25,000 after expenses.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ----------
Common Stock
by Company       3,000,000          $0.01            $30,000            $2.14

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

There is no minimum amount of shares that must be sold in the offering. If we do not sell any shares, the Company will lose $5,000 in expenses. If the Company sells all the shares, the Company will net $25,000 after expenses. If the Company sells only 50% of the shares (1,500,000 shares), the net proceeds will be $10,000.

                              Hidden Ladder, Inc.

                        3,000,000 SHARES OF COMMON STOCK

This registration statement constitutes the initial public offering of Hidden Ladder's common stock. Hidden Ladder is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000. The Company will sell the securities in $500 increments. There are no underwritings or broker dealers involved with the offering.

The Company is not a blank check company and we have no plans or intentions to be acquired or merge with an operating company. We also have no plans to change our management nor enter into change of control or similar transaction. In addition, Mr. David Johnson, our sole shareholder, has no plans to enter into a change of control or similar transaction or to change management.

The Company's sole officer and director, Mr. David Johnson, will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000. The offering price of $0.01 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Hidden Ladder.

The offering will be closed at the earlier of 90 days after the registration statement becomes effective or all of the shares are sold in the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is August __, 2010

                                TABLE OF CONTENTS

                                                                        Page No.
Part I
------

SUMMARY OF OUR OFFERING.................................................       3
SUMMARY OF FINANCIAL DATA...............................................       5
DESCRIPTION OF PROPERTY.................................................       5
RISK FACTORS............................................................       6
USE OF PROCEEDS.........................................................      13
DETERMINATION OF OFFERING PRICE.........................................      14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................      14
THE OFFERING BY THE COMPANY.............................................      15
PLAN OF DISTRIBUTION....................................................      16
LEGAL PROCEEDINGS.......................................................      17
BUSINESS................................................................      17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............      18
CODE OF BUSINESS CONDUCT AND ETHICS.....................................      23
BACKGROUND OF OFFICER AND DIRECTOR......................................      24
CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS...........................      24
EXECUTIVE COMPENSATION..................................................      24
PRINCIPAL STOCKHOLDERS..................................................      25
DESCRIPTION OF SECURITIES...............................................      25
REPORTING...............................................................      26
STOCK TRANSFER AGENT....................................................      27
STOCK OPTION PLAN.......................................................      27
LITIGATION..............................................................      27
LEGAL MATTERS...........................................................      27
EXPERTS.................................................................      27
FINANCIAL STATEMENTS....................................................     F-1

Part II
-------

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ...................    II-1
ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER .......................    II-1
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES .......................    II-2
ITEM 16. EXHIBITS ......................................................    II-2
ITEM 17. UNDERTAKINGS ..................................................    II-3
SIGNATURES .............................................................    II-5

                            SUMMARY OF OUR OFFERING

Hidden Ladder, Inc. has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company plans to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. Hidden Ladder will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         The price, if and when the company
company                                 sells the shares of common stock, is set
                                        at $0.01.

Number of shares outstanding before     9,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      12,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed if all shares are sold. If the offering is not fully subscribed, less than 12,000,000 will be outstanding after the offering. For example, if the Company sells 50% of the total offering of 3,000,000 shares of common stock, the Company will receive $10,000 in net proceeds under these circumstances.

The minimum number of shares to be
sold in this offering                   None.

Market for the common shares            There is no public market for the common
                                        shares. The shares are being offered at
                                        $0.01 per share. Hidden Ladder may not
                                        be able to meet the requirement for a
                                        public listing or quotation of its
                                        common stock. Further, even if Hidden
                                        Ladder common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

Use of proceeds                         The Company intends to use the proceeds
                                        of this offering to further the
                                        development of the business and
                                        marketing plan, and for other general
                                        corporate and working capital purposes.
                                        The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000, are being paid for by Hidden Ladder. The net proceeds will be the gross proceeds from the offering less the expenses of $5,000. Therefore, if the all shares are sold in the offering, the net proceeds will be $25,000 ($30,000 Gross proceeds

                                        - $5,000 expenses). If only 50% of the
                                        shares are sold, the net proceeds will
                                        be $10,000 ($15,000 gross - $5,000 of
                                        expenses). The proceeds will be used
                                        first for essential business operations
                                        (ex. SEC filings, audit, etc) and the
                                        remaining portion will be used to
                                        further the development of the business
                                        and marketing plan. None of the proceeds will be used for product development.

Termination of the offering             The offering will conclude at the
                                        earlier of when all 3,000,000 shares of
                                        common stock have been sold, or 90 days
                                        after this registration statement is
                                        declared effective by the Securities and Exchange Commission.

Terms of the offering                   The Company's President, Chief Executive
                                        Officer, Sole Member of the Board of
                                        Directors Chief Financial Officer
                                        Principal Accounting Officer Secretary
                                        will sell the common stock upon
                                        effectiveness of this registration
                                        statement.

Risk Factors                            You should read the "Risk Factors"
                                        section beginning on page 5 and consider these factors carefully before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. Hidden Ladder has not authorized anyone to provide you with information different from that which is contained in this prospectus. Hidden Ladder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Hidden Ladder. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                    SUMMARY INFORMATION ABOUT HIDDEN LADDER

Hidden Ladder plans to create and market a set of safety product for homeowners. Hidden Ladder's first product will be a hidden safety escape ladder for homeowners. The intent is to provide the homeowner comfort knowing that if there is a fire in their home they will be able to escape safely from the 2nd story. It will neatly fold up and hang under the window and it will not be an eyesore in the home, but at the same time it will be easily accessible.

Hidden Ladder's plan is to sell wholesale only, targeting select retailers. The Company has identified four segments in the retail industry: Chain-retailers, single retailers, homebuilders, and mail order & Internet catalogs. The Company believes that based on the ability of home builders and chain-retailers to buy in bulk, these segments have the greatest opportunity.

As of the date of this prospectus, we have not generated any revenue from our business operations.

The Company's business and marketing plans have not been completed and are subject to change.

The Company's auditors have raise substantial doubt as to the Company's ability to continue as a going concern.

Our business and registered office is located at the residence of Mr. David Johnson located at 2803 Isle Street, Rocklin, CA95765. Our contact number is 530-409-0453.

As of May 31, 2010, Hidden Ladder had $4,863 of cash on hand in the corporate bank account. The Company currently has incurred liabilities of $400. The Company anticipates incurring costs associated with this offering totaling approximately $5,000.

The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

                             AS OF MAY 31, 2010
   BALANCE SHEET                 (Unaudited)
   -------------             ------------------
Total Assets ............        $   4,863
Total Liabilities .......        $     400
Shareholder's Equity ....        $   4,463

                                                     THREE MONTHS ENDED
                                 YEAR ENDED             MAY 31, 2010
   OPERATING DATA            FEBRUARY 28, 2010          (Unaudited)
   --------------            -----------------       ------------------
Revenue .................        $       0                $     0
Net Loss ................        $   3,600                $   937
Net Loss Per Share * ....        $       0                $     0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, Hidden Ladder has had no revenue to date and has incurred only losses since inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                            DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 2803 Isle Street, Rocklin, CA 95765. The business office is located at the residence of David Johnson, the CEO, of the company at no charge.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Hidden Ladder should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
-----------------------------------------------------------------

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF HIDDEN LADDER, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period ending February 28, 2010 and dated March 24, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer may be unwilling or unable to loan or advance any additional capital to Hidden Ladder, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the development of our business and marketing plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the February 28, 2010 Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

SINCE HIDDEN LADDER ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO GENERATING A PRODUCT FOR SALE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN NOT ACHIEVE PROFITABILITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A COMPLETE LOSS OF YOUR INVESTMENT

The Company must complete the business and marketing plans before any development can start on the design of the product suite. Over the next twelve months, the Company anticipates increasing its operating expenses and will need $150,000 to complete the business and marketing plan and to fund basic operations of the Company.

There is no history upon which to base any assumption as to the likelihood that the Company will be successful in creating a product. We cannot provide investors with any assurance that if we create a product, that we will be successful in attracting customers and have the ability to generate any revenue. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

We will require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $150,000 to complete the marketing and business plan and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. If we don't raise additional capital, our business will fail.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN ANY REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on February 23, 2010 and we have not created any product which is required to generate revenue. We are an early entry stage company in a very competitive market. We have no operating history upon which an evaluation of our future success or failure can be made.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues because we don't have a product. If and when we have a product, we cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales, our ability to hire key personnel to help create a product, our inability to develop a product, and Mr. Johnson's time allocation to drive the business; and after we create a commercial product, the factors include: the level of commercial acceptance by the home improvement and home building market of our products; competitive landscape with other product suppliers, pricing, fluctuations in the demand for our product, and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Johnson, our sole officer and director, has other business interests and currently devotes approximately 25 to 30 hours per week to our operations. He provides limited consulting advise and services to L&H Air Co, a construction company. If Mr. Johnson is not able to devote sufficient time to run the Company, it may result in periodic interruptions in developing our business. Such delays could have a significant negative effect on the success of the business.

THE CEO MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its CEO, sole officer and director, his departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. His expertise in the building industry as well as his technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business.

The Company does not maintain key person life insurance on its sole officer and director. The loss of this key personnel will materially impact the business and we might have to cease operations if a replacement cannot be found on a timely basis.

IF THE COMPANY CEASES OPERATIONS, IT IS HIGHLY LIKELY THAT THERE WILL NOT BE SUFFICIENT ASSETS TO SELL AND RETURN THAT CAPITAL TO INVESTORS. UNDER THESE CIRCUMSTANCES, YOU WILL LOSE YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH DEVELOPMENT PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin delivering our products. In addition, it takes time, money, and resources to build relationships with customers and partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE WITH THE HOME BUILDER AND IMPROVEMENT RETAILERS AND CONSUMERS. IF WE CAN NOT GAIN MARKET ACCEPTANCE, WE WILL NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

The Company's growth strategy is substantially dependent upon its ability to market its future products successfully to large retailer and large home builders. However, it may be very difficult to achieve significant acceptance due to cost, product appeal, functionality, and other factors outside of the Company's control. Such acceptance, if achieved, may not be sustained for any significant period of time nor build to an acceptable volume that is sufficient to maintain our business. In addition, there is no guarantee that any acceptance by customers will remain. Failure of the Company's products to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

OBTAINING CONTRACTS TO SELL PRODUCTS WITH HOME IMPROVEMENT AND BUILDING STORES IS VERY DIFFICULT AND TIME CONSUMING. WITHOUT THESE TYPES OF CONTRACTS, THE COMPANY WILL NOT BE ABLE TO SELL ITS PRODUCTS AND IT'S BUSINESS WILL FAIL.

In the home improvement and building suppliers, shelf space is very expensive and difficult to obtain. Since we are small early stage company, it will be very time consuming and expensive to obtain these types of contracts which are required to sell our products. If we are not able to secure these contracts, we will not be able to sell our product and our business will fail.

THE HOME IMPROVEMENT AND BUILDING RETAILERS GENERALLY SELL PRODUCTS IN HIGH VOLUME BUT HAVE VERY LOW MARGINS. WE MUST BE ABLE TO OPERATE OUR BUSINESS TO SUPPLY THESE DISTRIBUTION PARTNERS WITH PRODUCT VOLUMES THAT FIT WITH THEIR BUSINESS. IF WE ARE NOT ABLE TO SERVICE THESE DISTRIBUTION PARTNERS AND MATCH THEIR VOLUME REQUIREMENTS, WE WILL LOSE THEM AS DISTRIBUTION PARTNERS, OUR REVENUES WILL FALL, AND WE MIGHT HAVE TO CEASE OPERATION WHICH COULD RESULT IN A LOSS OF YOUR INVESTMENT.

The Company expects to sell products through a small number of home improvement and building retailers. These retailers will require that we accommodate certain volume requirements and if we cannot accommodate those volume requirements, they might choose to discontinue selling our products. If we lose a distribution partner, our revenues will be materially impacted and we might have to cease operations. If these circumstances occur, investors will lose their investment.

THE COMPANY ANTICIPATES THAT ESTABLISHING AND MAINTAINING A CUSTOMER BASE IN THE HOME BUILDING AND IMPROVEMENT MARKETS WILL BE DIFFICULT TO ACHIEVE ESPECIALLY SINCE CONSUMERS ARE ALWAYS COST CONSCIENCE. IF WE CAN NOT ATTRACT A CUSTOMER BASE, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that attracting, building and managing a customer base is very difficult to accomplish in the home building market space. Customers are very cost sensitive and will switch to any other product based on cost. We plan to provide a product that is functional and economical. Accordingly, when we are ready, if we cannot build a customer base, our future sales and operating results will be negatively impacted and our business could fail.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

IF THE COMPANY ENCOUNTERS ADDITIONAL EXPENSES OR CHARGES AND CAN NOT RESOLVE THEM AT ACCEPTABLE COSTS, THE COMPANY WILL RUN OUT OF CAPITAL AND MAY CAUSE US TO CEASE OPERATIONS.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we encounter these type of circumstances and do not have the financial resources to fix them, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

HOME BUILDING MARKET IS A MATURE MARKET WITH AGGRESSIVE COMPETITION ON PRICING, SERVICES AND SUPPORT. FAILURE TO PROVIDE ATTRACTIVE MARGINS AND ADEQUATE SERVICES AND SUPPORT TO HOME BUILDER RETAILERS WILL RESULT IN DECREASED REVENUES. WITHOUT REVENUES OUR BUSINESS WILL FAIL.

The Company believes the home improvement and home building market is very competitive and aggressive on pricing, service, and support. Competitors may enter this sector with superior products, services, financial resources, conditions and/or benefits. This would infringe on our ability to attract customers, lengthen our sales cycle, increase marketing costs, which in turn will have an adverse affect upon our business and the results of our operations.

COMPETITION MAY DECREASE OUR FUTURE ABILITY TO GAIN CUSTOMERS AND MARKET SHARE.

Several of our competitors have substantially more capital, longer operating histories, greater brand recognition, larger customer bases than we do. The competitors include First Alert EL52-2 Two-Story, FesQLadder FL 25SL Three Story, Kidde's Fire Safety Ladder (KL-2S Two-Story), Red Rung and others. All of these companies have safety ladders that are carried in home building and improvement retailers like Home Depot, Lowes, ACE Hardware. These companies market their products at industry trade shows, conferences, and expos. The Company believe that these brands are well recognize among consumers. These competitors may also adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop product offerings that we do not offer or that are more sophisticated or more cost effective. For these and other reasons, our competitors' products may achieve greater acceptance in the marketplace, limiting our ability to attract customers. Our failure to adequately address these factors could harm our business and operating results.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for Hidden Ladder's common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Hidden Ladder's assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 300,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 300,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and an up to a maximum amount of 12,000,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business and marketing plan of the Company is not completed, and it is possible that we would be unable to finish it. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THE ONLY WAY IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY IS TO SELL THE STOCK IF AND ONLY IF A MARKET DEVELOPS.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be limited.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director, Mr. David Johnson, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Mr. Johnson will retain 85.7% of the shares outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                      IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                     SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                     -----------    -----------    -----------    -----------
NET PROCEEDS FROM
THIS OFFERING           $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will first be used to cover mandatory operating expenses over the next year such as public company requirements with audit, SEC filings, and reporting. We anticipate these costs to be approximately $5,000-6,000 which are expected to last until the end of the Company's fiscal year. The balance of the funds raised will be used to complete the business and marketing plan.

The business and marketing plan must be completed before any product development starts. We plan to raise a subsequent round of capital after this offering and will use those proceeds to implement the business plan. We anticipate the implementation will cost approximately $125,000. The additional capital will be allocated 1/3 toward product development, 1/3 toward marketing, and the remaining toward manufacturing. The costs associated with this plan include hiring three consultants (1 for product design, 1 marketing, and 1 manufacturing resources), each costing $30,000 and the balance of $35,000 for general working capital purposes. These resources will create the marketing and product strategy, manufacturing strategy, business operations, and develop a financial plan that estimates the cost to design, manufacture and bring the first product, the Hidden Ladder, to market in order to start generating revenues. These resources will estimate these costs based on their experience. There can be no assurances by the Company that these strategies and estimates will not change in the future. The Company will not use any of the offering proceeds for product development.

                        DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Hidden Ladder and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on February 23, 2010. The company's sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING SHAREHOLDER PER SHARE DATA IF ALL OF THE SHARES ARE SOLD
--------------------------------------------------------------------------------

Price per share ....................................................   $0.01
Net tangible book value per share before offering ..................   $0.0006
Potential gain to existing shareholders ............................   $0.0019
Net tangible book value per share after offering ...................   $0.0025
Increase to present stockholders in net tangible book value
   per share after offering ........................................   $0.0019
Capital contributions ..............................................   $9,000
Number of shares outstanding before the offering ...................   9,000,000
Number of shares after offering held by existing stockholders ......   9,000,000
Percentage of ownership after offering .............................   75%

PURCHASERS PER SHARE DATA AND OWNERSHIP OF SHARES IN THIS OFFERING

IF ALL SHARES SOLD
--------------------------------------------------------------------------------

Price per share ....................................................   $0.01
Dilution per share .................................................   $0.0075
Net Capital contributions ..........................................   $25,000
Percentage of capital contributions (gross).........................   77%
Number of shares after offering held by public investors ...........   3,000,000
Percentage of ownership after offering .............................   25%

                           THE OFFERING BY THE COMPANY

Hidden Ladder is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. After we become effective with the SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. The market maker will file Form 211 with FINRA (Financial Industry Regulatory Authority). Once we are approved with FINRA, our stock will be quoted on the OTC BB.

There can be no assurances that we will be able to retain an authorized OTC BB market maker and furthermore, there are no assurances that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Mr. David Johnson, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the company receives payment for the sale of their shares, Hidden Ladder will receive all of the proceeds from such sales. Hidden Ladder is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Johnson our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude at the earlier of when all 3,000,000 shares of common stock have been sold or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within 90 days from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Johnson will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. David Johnson is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. David Johnson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Johnson is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Johnson will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Johnson has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share.

Hidden Ladder will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, Hidden Ladder common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions at a fixed price of $0.01 per share.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Hidden Ladder will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

Company Summary

Hidden Ladder is a home improvement company intending to develop products and sell them on a wholesale basis to various types of retailers. The Company is based in Rocklin, California. The Company was started by David Johnson and incorporated on February 23, 2010.

Hidden Ladder's operations are located in a home office.

Mission

Hidden Ladder will strive for quality in its safety products for consumers. The Company plans on creating a suite of products that all can be used by the consumer for fire safety and protection.

Products

Hidden Ladder plans to create a set of safety oriented products for homeowners. The first product will be a hidden escape ladder for homeowners. It will provide the homeowner comfort knowing that if there is a fire in their home they will be able to escape safely from the 2nd or higher story. The Company believes it is important that he ladder neatly fold up and hang under the window. It will need to be appeal to the consumer and easily accessible. Other products in the Company's plan include flashlights, fire retardant blankets, and protective eyeglasses.

Market Analysis Summary

Hidden Ladder believes the great potential to distribute the product to the consumer is on a wholesale basis through well established and trusted select retailers. The Company has identified four potential types of retailers:
Chain-retailers, single retailers, homebuilders, and mail order/Internet catalogs. The Company believes that home builders like Home Depot and Lowes are most appealing due to their market presence and customer base. The Company also anticipates that these home builders can be time consuming and very aggressive on pricing. On the other hand, the Company plans to sell their safety products to consumers through mail order and Internet catalogs. Catalogs are easy to use and efficient, however they traditionally do not have the same market reach and customer base as the home builder or chain-retailers. Therefore, the Company plans to evaluate and select multiple types of retailers to market and sell their products.

Marketing

We plan to evaluate a variety of marketing methods, including in store displays, radio, newspaper, trade shows, conferences, and expos to reach potential customers. We believe safety in the home is a top priority to all consumers.

Competition and Buying Patterns

Among the retail businesses, the Company believes competition among home builders and chain-retailers tends to be less about products of similar nature and more about shelf space. The Company believes that typical stores have limited display space and devote most of that space to brand name products because the sell quicker. Many larger manufacturers offer the merchant some form of incentive, either as a discount, or through the use of promotional materials. It's the Company's view that in larger stores, with a multitude of offerings, visibility places a big part of customer selection. The Company plans to offer promotional materials and discount incentives to retailers.

The Company believes that one concern among most retail stores is that of supply. In general, it's the Company's belief that the manufacturer requires a supplier to have a system in place to ensure timely deliveries of the expected quota. Failure to fulfill these contracts can result in loss of exposure and loss of customers, and the Company believes can be one of the leading causes of failure among start-up manufacturers.

Strategy and Implementation Summary

Hidden Ladder believes that in order to market to the home builder retailers like Home Depot and Lowe's, the Company will need to start in one geographical area. Since the Company is based in California, the Company would target the home builder's retail stores within the Western part of the United States which include Washington, Oregon, California, and Arizona. The Company will work directly with the retailer to understand their in-store marketing techniques and promotions. The Company anticipates that they will work with the local in-store employees to provide these promotions to their customers.

Competitive Positioning

The Company plans to be competitive in our market by making sure our product is safe, functional, and properly constructed so that it can support the consumer's weight using the ladder. In addition, Hidden Ladder plans to create a ladder that is easy to use, folds up into a small space, and lightweight. According to the Company's research, it is the Company's believe that there are several ladders on the market that difficult to use, hard to store, and heavy. In addition, the Company believes that since the product needs to be easily accessible, it must have an appealing look which the Company believes other ladders are missing.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Hidden Ladder plans to create and market a set of safety product for homeowners. We have not yet generated or realized any revenues from business operations. From inception to February 28, 2010, the company's business operations have primarily been focused on developing our business plan and market research.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. HIDDEN LADDER, INC. WAS INCORPORATED IN THE STATE OF FLORIDA ON FEBRUARY 23, 2010; WE ARE A DEVELOPMENT STAGE COMPANY THE COMPANY WILL DESIGN, DEVELOP, AND MARKET HOME SAFETY PRODUCTS FOR CONSUMERS. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME VIABLE AND COMPETITIVE, WE MUST DEVELOP AND COMPLETE THE BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES VIA THE HOME BUILDING AND IMPROVEMENT RETAILERS WITH CONSUMERS. OUR AUDITORS HAVE EXPRESSED AN OPINION THAT SUBSTANTIAL DOUBT EXISTS AS TO WHETHER WE CAN CONTINUE AS AN ONGOING BUSINESS.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the Company anticipates needing $150,000 of capital in order to complete the Business and Marketing Plan and to commence its execution. The Company believes this event is the most critical to our success. The Company estimates that it will take up to six months after this registration statement becomes effective and the costs will be similar to this offering, however the Company is uncertain on the timeframe for raising the follow on capital to complete the business and marketing plan.

There are two major parts to the business and marketing plan, the product development strategy and marketing strategy. The company plans on using consultants and contractors to develop both strategies, estimated to be completed in two months, and will cost approximately $25,000. The product development strategy costs consists of two resources, one product design and the other a manufacturing expert. The marketing strategy will require one resource. The Company will not commence any product development and prototypes until the business and marketing plans are completed.

After the business and marketing plans are completed, Company intends to hire independent consultants, and contractors to develop the product prototypes. The Company believes finding experienced consultants in the home building and improvement industry is critical to ensure the success of the Company's development plans. The Company expects to complete the product development and prototypes within twenty four (24) months from this offering.

Hidden Ladder has incurred a loss of $937 for the period ending May 31, 2010 and total loss of $4,537 since inception. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officer. The Company does not have any contractual arrangement with our CEO, Mr. David Johnson to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred expenditures of $937 for operating expenses for the period ending May 31, 2010 and $3,500 for audit services and $100 for general administrative costs for the period ending February 28, 2010. Since inception, the majority of the company's time has been spent on developing its business plan and conducting industry research, and preparing for a primary financial offering. This loss occurred over a period of five (5) days from February 23, 2010 (inception) to February 28, 2010.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended February 28, 2010, Hidden Ladder, Inc. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 at $0.001 per share.

We anticipate needing a $150,000 in order to complete our business and marketing plan over the next twelve (12) months and to identify the necessary resources to implement our plan. In addition, the subsequent offering will allow us to complete the the product design, prototype, and to bring the product to market in order to generate revenues. At this time, we cannot estimate the financial resources required for the product development, prototype and bring the product to market to generate revenues. We expect that after the business and marketing plan is completed, we will know the financial resources that are required to bring the product to market and start generating revenues.

Again, the Company believes this event of raising additional capital is critical to implement our plan. The costs associated with this plan include hiring three consultants (1 for product design, 1 marketing, and 1 manufacturing resources), each costing $30,000 and the balance of $35,000 for general working capital purposes. These resources will create the marketing and product strategy, manufacturing strategy, business operations, and develop a financial plan that estimates the cost to design, manufacture and bring the first product, the Hidden Ladder, to market in order to start generating revenues. The working capital expenses are estimated as follows: $5,000 for public company costs that include EDGAR fees for SEC filings, $10,000 for legal, $10,000 for accounting, $3,000 for travel, $2,000 for telephone and internet, and $5,000 for office supplies. Currently, the Company believes these figures are accurate based on current economic conditions, unemployment numbers, and the recent positive growth trends in the home building and improvement industry. However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, which is the Company's greatest uncertainty and therefore top priority, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and Marketing plan are completed, we are not able to quantify with any certainty any planned capital expenditures beyond the business and marketing plan. Currently, the only planned capital expenditures are the public company operating costs. As of May 31, 2010, the Company has no firm commitments for any capital expenditures.

Our business will require additional capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements. The Company will explore all financing possibilities and alternatives. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to further develop our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the Company, and are willing to grant such interest to secure the necessary funding. This security interest would be UCC1 lien on all of the Company's assets. Any security interest would take preference over equity in a liquidation.

Through May 31, 2010 we incurred a $937 loss for operational expenses. For the year ending February 28, 2010, we have incurred a total of $3,600 in general and administration expenses including $3,500 in professional fees. This loss occurred over a period of five (5) days from February 23, 2010 to February 28, 2010 and our current cash reflects less than one (1) month of operation.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until the Company has raised $500,000 of cash in either equity or debt for working capital or has at least $500,000 in revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations. We believe managing costs is very important to our success, especially under the current economic times.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plans. We anticipate that during the first year, in order to develop our business plan to any meaningful degree, we would need to spend a minimum of $150,000 on such endeavors. After this offering, we will seek additional financing through means such as equity offerings, borrowings from institutions and/or private individuals. We estimate the costs with additional equity offerings will be similar to this offering, however we are uncertain as to the costs with loans because we have not entered into any of those types of arrangements. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

The Company has entered into no contractual obligations or commitment agreements.

MANAGEMENT

OFFICER AND DIRECTOR

Our sole officer and director will serve until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
David Johnson         27       President, Secretary, Treasurer, Principal
                               Executive Officer, Principal Financial Officer, and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                      CODE OF BUSINESS CONDUCT AND ETHICS

In February 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

                       BACKGROUND OF OFFICER AND DIRECTOR

Mr. David Johnson, President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer Principal Accounting Officer Secretary

RESUME

Mr. Johnson has over 8 years of experience in building industry with extensive experience in the building and construction Industry. Prior to starting Hidden Ladder, Mr. Johnson worked as a project manager for Davis Electric, a building and construction company based in Sacramento, California from 2001 till 2009. From 2009 to June 2010, Mr. Johnson has been providing consulting services to local building contractors in the Sacramento Area.

CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

None.

                             EXECUTIVE COMPENSATION

David Johnson will not be taking any compensation until the Company has raised $500,000 of cash in either equity or debt for working capital or has at least $500,000 in revenues.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending February 28, 2010.

                                                                                      Non-
                                                                     Non-Equity    Qualified
                                                                     Incentive     Deferred
                                                 Stock     Option       Plan      Compensation   All Other
Name &                   Fiscal  Salary  Bonus  Award(s)  Award(s)  Compensation    Earnings    Compensation  Total
Principal Position        Year     ($)    ($)     ($)        ($)        ($)           ($)            ($)       ($)
-----------------------  ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
David Johnson            2010      0       -       -         -           -             -              -         0
Chief Executive Officer

DIRECTOR COMPENSATION

Mr. Johnson the sole member of our Board of Directors is also our executive officer. We do not pay fees to any director, however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Hidden Ladder has not entered into any employment agreements with our sole officer and director.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                       Number of     Percentage
Title of Class           Name                        Shares Owned   of Shares(1)
--------------           ----                        ------------   ------------
Shares of Common Stock   David Johnson (2)              9,000,000         100%
                         2803 Isle Street
                         Rocklin, CA 95765
__________________
(1) Based on 9,000,000 shares outstanding as of February 28, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr. Johnson is the only "parent" and "promoter" of the company.

For the period ended February 28, 2010, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see "Plan of Distribution" below).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, February 28, 2010. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock.

                           DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, Hidden Ladder will receive all of the proceeds from such sales. Hidden Ladder is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is three hundred million (300,000,000) shares with a par value of $.0001 for an aggregate par value of thirty thousand dollars ($30,000).

Common Stock has the following rights:

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our common stock securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 3,000,000 shares being offered are sold, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                   REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Hidden Ladder will act as its own transfer agent.

                               STOCK OPTION PLAN

The Board of Directors of Hidden Ladder has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Hidden Ladder may develop an incentive based stock option plan for its officer and director and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                 LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                    EXPERTS

Our financial statements have been audited for the period ending February 28, 2010 by Lake & Associates CPA's, LLC, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                              Hidden Ladder, Inc.
                         (A Development Stage Company)
                                 Balance Sheets
                                  May 31, 2010

                                     ASSETS
                                     ------
                                                         MAY 31,        AS OF
                                                          2010      FEBRUARY 28,
                                                       UNAUDITED        2010
                                                       ---------    ------------

CURRENT ASSETS
  Cash and cash equivalents .......................    $   4,863     $   9,000
                                                       ---------     ---------
    Total current assets ..........................    $   4,863     $   9,000
                                                       ---------     ---------

                                                       ---------     ---------
  TOTAL ASSETS ....................................    $   4,863     $   9,000
                                                       =========     =========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                  -------------------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ..........    $     400     $   3,600
                                                       ---------     ---------
    Total liabilities .............................          400         3,600
                                                       =========     =========

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Capital Stock (Note 4)
  Authorized:
   250,000,000 common shares, $0.0001 par value
  Issued and outstanding shares:
                                                       $     900     $     900
  Additional paid-in capital ......................        8,100         8,100
  Deficit accumulated during the development stage        (4,537)       (3,600)
                                                       ---------     ---------
  Total Stockholders' Equity (Deficiency) .........        4,463         5,400
                                                       ---------     ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......    $   4,863     $   9,000
                                                       =========     =========

   The accompanying notes are an integral part of these financial statements.

                              Hidden Ladder, Inc.
                         (A Development Stage Company)
                            Statements of Operations
                For the period February 23, 2010 to May 31, 2010

                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                 THREE MONTHS      FEBRUARY 23,
                                                     ENDED            2010 TO
                                                 MAY 31, 2010      MAY 31, 2010
                                                 ------------     --------------

REVENUES ...................................     $          -     $           -
                                                 ------------     -------------


EXPENSES
  General & Administrative .................     $         37     $         137
  Professional Fees ........................              900             4,400
                                                 ------------     -------------
                                                          937             4,537


Loss Before Income Taxes ...................     $       (937)    $      (4,537)
                                                 ------------     -------------

Provision for Income Taxes .................                -                 -
                                                 ------------     -------------


Net Loss ...................................     $       (937)    $      (4,537)
                                                 ============     =============


PER SHARE DATA:

  Basic and diluted loss per common share        $          -     $           -
                                                 ============     =============

  Basic and diluted weighted Average
   Common shares outstanding ...............        9,000,000         9,000,000
                                                 ============     =============

   The accompanying notes are an integral part of these financial statements.

                                        Hidden Ladder, Inc.
                                   (A Development Stage Company)
                           Statement of Stockholders' Equity (Deficiency)
                                                                              Deficit
                                                                            Accumulated
                                             Common Stock      Additional   During the
                                          ------------------    Paid-in     Development
                                            Shares    Amount    Capital        Stage        Total
                                          ---------   ------   ----------   -----------   --------
Inception - February 23, 2010 .........           -   $    -   $        -   $        -    $      -

  Common shares issued to Founder for
   cash at $0.001 per share (par value
   $0.0001) on February 23, 2010 ......   9,000,000      900        8,100            -       9,000

  Loss for the period from inception
   on February 23, 2010 to
   February 28, 2010 ..................           -        -            -       (3,600)     (3,600)
                                          ---------   ------   ----------   ----------    --------

Balance - February 28, 2010 ...........   9,000,000   $  900   $    8,100   $   (3,600)   $  5,400
                                          =========   ======   ==========   ==========    ========

  Loss for the quarter ended
   May 31, 2010 .......................           -        -            -         (937)       (937)
                                          ---------   ------   ----------   ----------    --------

Balance - May 31, 2010 ................   9,000,000   $  900   $    8,100   $   (4,537)   $  4,463
                                          =========   ======   ==========   ==========    ========

             The accompanying notes are an integral part of these financial statements.

                                               F-3

                              Hidden Ladder, Inc.
                         (A Development Stage Company)
                            Statements of Cash Flow
                For the period February 23, 2010 to May 31, 2010

                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                   THREE MONTHS    FEBRUARY 23,
                                                       ENDED          2010 TO
                                                   MAY 31, 2010    MAY 31, 2010
                                                   ------------   --------------

OPERATING ACTIVITIES

  Net Loss ......................................  $       (937)  $      (4,537)
                                                   ------------   -------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease) in accounts payable and
     accrued liabilities ........................        (3,200)            400
                                                   ------------   -------------
  Net cash used in operating activities .........        (4,137)         (4,137)
                                                   ------------   -------------

FINANCING ACTIVITIES

  Common stock issued for cash ..................             -           9,000
                                                   ------------   -------------
  Net cash provided by financing activities .....             -           9,000
                                                   ------------   -------------


INCREASE IN CASH AND CASH EQUIVALENTS ...........        (4,137)          4,863

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          9,000               -
                                                   ------------   -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ......  $      4,863   $       4,863
                                                   ============   =============


Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ............................  $          -   $           -
                                                   ============   =============
    Income taxes ................................  $          -   $           -
                                                   ============   =============

   The accompanying notes are an integral part of these financial statements.

                              Hidden Ladder, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                 (MAY 31, 2010)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Hidden Ladder, Inc. is a development stage company, incorporated in the State of Florida on, February 23, 2010, to design a safety product for homeowners. The Hidden Ladder will provide a hidden escape ladder for homeowners. The intent is to provide the homeowner comfort knowing that if there is a fire in their home they will be able to escape safely from the 2nd story. It will neatly fold up and hang under the window and it will not be an eyesore in the home, but at the same time it will be easily accessible.

Hidden Ladder's plan is to sell wholesale only, targeting select retailers. The Company has identified four segments in the retail industry: Chain-retailers, single retailers, homebuilders, and mail order & Internet catalogs The Company believes that based on the ability of chain-retailers to buy in bulk, this segment has the greatest opportunity. In this segment, the Company identified two categories of interest: home-improvement and safety.

Through May 31, 2010 the Company was in the development stage and has not carried on any significant operations and has generated minimal revenues. The Company has incurred losses since inception aggregating $4,537. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification ("ASC") 915 "Development Stage Entities", which was previously Statement of Financial Accounting Standards ("SFAS") No. 7.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2009 and notes thereto and other pertinent information contained in our Form S-1/A the Company has filed with the Securities and Exchange Commission (the "SEC").

The results of operations for the three-month period ending May 31, 2010 are not necessarily indicative of the results for the full fiscal year ending February 28, 2011.

                              Hidden Ladder, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                 (MAY 31, 2010)

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding for any periods reported.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes
------------

The Company adopted FASB ASC 740, Income Taxes, at its inception deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of May 31, 2010.

Advertising
-----------

The Company will expense advertising as incurred. The advertising for the period ending May 31, 2010 was $0.00.

                              Hidden Ladder, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                 (MAY 31, 2010)

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property
--------

The company does not own any real estate or other properties. The company's office is located 2803 Isle Street, Rocklin CA 95765. Our contact number is 530-409-0453. The business office is located at the home of David Johnson, the CEO of the company at no charge to the company.

Recently Issued Accounting Pronouncements
-----------------------------------------

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3. INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the period ending May 31, 2010:

Period ending May 31,             2010
---------------------            ------
      Deferred Tax Asset .....   $ 0.00
      Valuation Allowance ....     0.00
      Current Taxes Payable ..     0.00
                                 ------
      Income Tax Expense .....   $ 0.00
                                 ======

                              Hidden Ladder, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                 (MAY 31, 2010)

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock
------------

There are 300,000,000 Common Shares at $0.0001 par value authorized with 9,000,000 Issued and Outstanding as of May 31, 2010.

NOTE 5. RELATED PARTY TRANSACTIONS

The officer and director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period March 1, 2010 through May 31, 2010 the Company has had a net loss of $937. As of May 31, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7. CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of May 31, 2010.

NOTE 8. SUBSEQUENT EVENTS

We have evaluated events and transactions that occurred subsequent to May 31, 2010 through July 2, 2010, the date the financial statements were issued, for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures above, we did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

                                                        LAKE & ASSOCIATES, CPA'S

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Hidden Ladder, Inc.

We have audited the accompanying balance sheets of Hidden Ladder, Inc. (a development stage Company) (the "Company") as of February 28, 2010, and the related statements of operations, stockholders' deficit, and cash flows for the period February 23, 2010 (inception) through February 28, 2010. Hidden Ladder, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hidden Ladder, Inc. (a development stage Company) as of February 28, 2010, and the results of its operations and its cash flows for the period February 23, 2010 (inception) through February 28, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 6, the Company has been in the development stage since its inception (February 23, 2010) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Boca Raton, FL
March 24, 2010


1905 Wright Boulevard                              20283 State Road 7, Suite 300
Schaumburg, IL 60193                                   Boca Raton, Florida 33498

Phone: 847.524.0800                                          Phone: 866.982.9874
Fax: 847.524.1655                                              Fax: 561.982.7985

                               Hidden Ladder, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                February 28, 2010

                                     ASSETS
                                     ------
                                                                    FEBRUARY 28,
                                                                        2010
                                                                    ------------

CURRENT ASSETS
  Cash and cash equivalents .....................................   $     9,000
                                                                    -----------
    Total current assets ........................................         9,000
                                                                    -----------

                                                                    -----------

  TOTAL ASSETS ..................................................   $     9,000
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ........................   $     3,600
                                                                    -----------
    Total liabilities ...........................................         3,600
                                                                    -----------

STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
    Authorized:
      300,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      9,000,000 .................................................   $       900
  Additional paid-in capital ....................................         8,100
  Deficit accumulated during the development stage ..............        (3,600)
                                                                    -----------
  Total Stockholders' Equity ....................................         5,400
                                                                    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................   $     9,000
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                               Hidden Ladder, Inc.
                          (A Development Stage Company)
                             Statement of Operations
        For the Period February 23, 2010 (Inception) to February 28, 2010

                                                                  For the Period
                                                                  from Inception
                                                                   February 23,
                                                                      2010 to
                                                                   February 28,
                                                                       2010
                                                                  --------------

REVENUES ......................................................   $           -
                                                                  -------------

EXPENSES
  General & Administrative ....................................             100
  Professional Fees ...........................................   $       3,500
                                                                  -------------

Loss Before Income Taxes ......................................   $      (3,600)
                                                                  -------------

Provision for Income Taxes ....................................               -
                                                                  -------------

Net Loss ......................................................   $      (3,600)
                                                                  =============

PER SHARE DATA:

  Basic and diluted loss per common share .....................   $           -
                                                                  =============

  Basic and diluted weighted Average Common shares outstanding        9,000,000
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                                        Hidden Ladder, Inc.
                                   (A Development Stage Company)
                           Statement of Stockholders' Equity (Deficiency)
                                                                              Deficit
                                                                            Accumulated
                                             Common Stock      Additional   During the
                                          ------------------    Paid-in     Development
                                            Shares    Amount    Capital        Stage        Total
                                          ---------   ------   ----------   -----------   --------
Inception - February 23, 2010 .........           -   $    -   $        -   $        -    $      -

  Common shares issued to Founder for
   cash at $0.001 per share (par value
   $0.0001) on February 23, 2010 ......   9,000,000      900        8,100            -       9,000

  Loss for the period from inception
   on February 23, 2010 to
   February 28, 2010 ..................           -        -            -       (3,600)     (3,600)
                                          ---------   ------   ----------   ----------    --------

Balance - February 28, 2010 ...........   9,000,000   $  900   $    8,100   $   (3,600)   $  5,400
                                          =========   ======   ==========   ==========    ========

             The accompanying notes are an integral part of these financial statements.

                                               F-12

                               Hidden Ladder, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flow
        For the Period February 23, 2010 (Inception) to February 28, 2010

                                                                  For the Period
                                                                  from Inception
                                                                   February 23,
                                                                      2010 to
                                                                   February 28,
                                                                       2010
                                                                  --------------

OPERATING ACTIVITIES

  Net Loss .....................................................  $      (3,600)
                                                                  -------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease) in accounts payable
     and accrued liabilities ...................................          3,600
                                                                  -------------
  Net cash used in operating activities ........................              -
                                                                  -------------

FINANCING ACTIVITIES

  Common stock issued for cash .................................          9,000
                                                                  -------------
  Net cash provided by financing activities ....................          9,000
                                                                  -------------


INCREASE IN CASH AND CASH EQUIVALENTS ..........................          9,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...............              -
                                                                  -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................  $       9,000
                                                                  =============

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ...........................................  $           -
                                                                  =============
    Income taxes ...............................................  $           -
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                               Hidden Ladder, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
               FEBRUARY 23, 2010 (INCEPTION) TO FEBRUARY 28, 2010

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Hidden Ladder, Inc. ("Hidden Ladder") is a development stage company, incorporated in the State of Florida on February 23, 2010. Hidden Ladder intends to design a hidden escape ladder for homeowners. It is intended to provide the homeowner comfort knowing that if there is a fire in their home they will be able to safely escape from the 2nd story. The ladder is intended to be both durable and simple to use. It should neatly fold up and hang under the window for easy accessibility.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown, and none are contemplated in the near future.

                               Hidden Ladder, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
               FEBRUARY 23, 2010 (INCEPTION) TO FEBRUARY 28, 2010

Income Taxes
------------

The Company adopted FASB ASC 740, Income Taxes, at its inception deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of February 28, 2010.

Advertising
-----------

The Company will expense advertising as incurred. The advertising since inception has been $0.00.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property
--------

The company does not own any real estate or other properties. The company's office is located 2803 Isle Street, Rocklin CA 95765. Our contact number is
530.409.0453. The business office is located at the home of David Johnson, the CEO of the company, at no charge to the company.

                               Hidden Ladder, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
               FEBRUARY 23, 2010 (INCEPTION) TO FEBRUARY 28, 2010

Recently Issued Accounting Pronouncements
-----------------------------------------

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3.  INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

Year Ended February 28,           2010
-----------------------          ------
      Deferred Tax Asset .....   $ 0.00
      Valuation Allowance ....     0.00
      Current Taxes Payable ..     0.00
                                 ------
      Income Tax Expense .....   $ 0.00
                                 ======

The Company has filed no income tax returns since inception.

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock
------------

On February 23, 2010, the Company issued 9,000,000 of its $0.0001 par value common stock for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of
Section 4 (2) of that Act.

There are 300,000,000 Common Shares at $0.0001 par value Authorized with 9,000,000 Issued and Outstanding as of February 28, 2010.

                               Hidden Ladder, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
               FEBRUARY 23, 2010 (INCEPTION) TO FEBRUARY 28, 2010

NOTE 5.  RELATED PARTY TRANSACTIONS

The officer and director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period February 23, 2010 (date of inception) through February 28, 2010 the Company has had a net loss of $3,600. As of February 28, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of February 28, 2010.

NOTE 8.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 24 2010, the date which the financial statements were available to be issued, and no such events have occurred.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Legal Services ...............     3,500
                  Transfer Agent ...............       500
                                                   -------
                       TOTAL ...................   $ 5,000
                                                   -------
                  * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We are not, however, required to indemnify any director or officer in connection with any
(a) willful misconduct or (b) a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder toward or on behalf of us in the performance of his or his duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Hidden Ladder, Inc. is authorized to issue up to 300,000,000 shares of common stock with a par value of $0.0001. For the period ended February 28, 2010, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

Hidden Ladder, Inc. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Hidden Ladder, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended February 28, 2010, Hidden Ladder, Inc. issued 9,000,000 shares of common stock to the sole officer and director for cash proceeds of $9,000 at 0.001 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of Hidden Ladder, Inc.*

3.2           Bylaws of Hidden Ladder, Inc.*

4.1           Specimen Stock Certificate of Hidden Ladder, Inc.*

5.1           Opinion of Counsel.*

14.1          Code of Business Conduct and Ethics.*

23.1          Consent of Accountants.**

23.2          Consent of Counsel.*

99.1          Subscription Documents and Procedure of Hidden Ladder, Inc.*
_________________
* Previously Filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of Hidden Ladder, Inc.

EXHIBIT 3.2 Bylaws of Hidden Ladder, Inc.

EXHIBIT 4.1 Specimen Stock Certificate of Hidden Ladder, Inc.

EXHIBIT 5.1 Opinion of Counsel.

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2 Consent of Counsel.

EXHIBIT 99.1 Subscription Documents and Procedure of Hidden Ladder, Inc.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rocklin, CA 95765, on this 17th day of August, 2010.

Hidden Ladder, Inc.

/s/ David Johnson
-----------------
David Johnson
President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer
Principal Accounting Officer
Secretary


Know all men by these present, that each person whose signature appears below constitutes and appoints David Johnson, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ David Johnson                         August 17, 2010
-----------------
President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer
Principal Accounting Officer
Secretary